UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013 (November 11, 2013)

CHART ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-35762	45-2853218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o The Chart Group, LP 75 Rockefeller Plaza, 14th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 350-8205

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 11, 2013, the audit committee of the board of directors of Chart Acquisition Corp. (“the Company”), a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with or more businesses or assets (“Business Combination”), commonly referred to as a “special purpose acquisition company” or “SPAC,” concluded, in consultation with management and after communications with Rothstein Kass, the Company’s independent registered public accounting firm, that the Company’s financial statements as of and for the year ended December 31, 2012 and the quarterly periods ended March 31, 2013 and June 30, 2013 (the “Prior Financial Statements”) should no longer be relied upon because the Company accounted for its outstanding warrants as components of equity instead of as derivative liabilities. The Company’s accounting for the warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s revenue, operating expenses, operating income, cash flows or cash and cash equivalents which were reported in the Prior Financial Statements.

The warrants were issued as part of the units (consisting of one share of common stock and one warrant to purchase a share of common stock) of the Company sold in connection with the Company’s initial public offering and private placement which were completed on December 19, 2012.  The Warrant Agreement governing the warrants contains a cash settlement provision (the “Cash Settlement Provision”) that provides that in the event of a Fundamental Transaction (as defined in the Warrant Agreement) after the Business Combination, the Company will pay the holder of the warrant cash in an amount equal to the value of the remaining unexercised portion of such warrant on the date of the Fundamental Transaction.

The Company’s management became aware that another SPAC whose warrant agreement had a similar provision had recently announced that it would be restating its financial statements to account for its warrants as derivative liabilities and not as a component of equity. The Company’s management then further evaluated the Company’s warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-25-4 provides that, unless economic substance indicates otherwise, a company should classify a contract as a derivative liability if such contract gives the counterparty an option of net cash settlement.  Based on management’s evaluation, the audit committee, in consultation with management and after communications with Rothstein Kass, concluded that as a result of the Cash Settlement Provision, the warrants should have been classified as a derivative liability in the financial statements. Under this accounting treatment, the Company is required to measure the fair value of the warrants at the end of each reporting period and recognize changes in the fair value from the prior period in the Company’s results for the current period.

The Company has determined that it will restate the Prior Financial Statements to, and will in its future financial statements, reflect the warrants as derivative liabilities with changes in the fair value recorded at the end of each accounting period and to reflect a non-cash charge or non-cash gain related to the change in fair value of the warrants from the beginning of each accounting period to the end of each accounting period.  The adjustment is a non-cash adjustment and will have no impact on the Company’s revenue, operating expenses, operating income, taxes, cash flows or cash and cash equivalents.  The Company intends to file the restated Prior Financial Statements as soon as practicable.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2013	CHART ACQUISITION CORP.

	By:	/s/ Michael LaBarbera
Name: Michael LaBarbera
Title: Chief Financial Officer